UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Kairos Pharma Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to PROXY STATEMENT FOR NOTICE OF 2026 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD JUNE 29, 2026

Explanatory Note

On May 22, 2026, Kairos Pharma Ltd., a Delaware corporation (the “Company”), filed a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2026 Annual Meeting of Stockholders to be held on Monday, June 29, 2026, at 9:00 a.m. PDT / 12:00 p.m. EDT (the “2026 Annual Meeting”). You will be able to attend and participate in the 2026 Annual Meeting online by visiting www.virtualshareholdermeeting.com/KAPA2026.

The 2026 Annual Meeting is being held for the purposes set forth in the Proxy Statement, as supplemented and amended by this supplement (this “Supplement”). Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement.

Supplement

The Proxy Statement incorrectly stated that the record date for determining stockholders entitled to notice of and to vote at the 2026 Annual Meeting (the “Record Date”) was May 15, 2026. The correct Record Date is May 18, 2026. Thus, only stockholders of record at the close of business on May 18, 2026 are entitled to notice of and to vote at the 2026 Annual Meeting and any adjournment or postponement thereof.

Except as set forth above, the Proxy Statement remains unchanged.